II-2
  As filed with the Securities and Exchange Commission on February 13, 2002
                                              Registration Statement No. 333-
_____________________________________________________________________________
__________________________________________________________
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          THE BOMBAY COMPANY, INC.
           (Exact name of registrant as specified in its charter)
         Delaware                                           75-1475223
      (State or other                                   (I.R.S. Employer
       jurisdiction                                   Identification No.)
    of incorporation or
       organization)

 550 Bailey Avenue, Suite 700
 Fort Worth, Texas 76107 (Zip Code)
   (Address of principal
    executive offices)

                          The Bombay Company, Inc.
        Amended and Restated 2001 Non-Employee Directors' Equity Plan
                          (Full title of the Plan)

                        Michael J. Veitenheimer, Esq.
                Vice President, Secretary and General Counsel
                          The Bombay Company, Inc.
                        550 Bailey Avenue, Suite 700
                          Fort Worth, Texas  76107
                               (817) 347-8200
          (Name, address and telephone number of agent for service)

                                  Copy to:
                               Fred W. Fulton
                          Thompson & Knight L.L.P.
                       1700 Pacific Avenue, Suite 3300
                             Dallas, Texas 75201
                               (214) 969-1700
                     __________________________________

                      CALCULATION OF REGISTRATION FEE

 Title of securities to be   Amount     Proposed        Proposed     Amount
        Registered            to be      maximum        maximum        of
                            register    offering       aggregate    registra
                              ed(2)     price per       offering    tion fee
                                        share(1)        price(1)

Common Stock, par value      781,032       $2.30        $1,796,374   $166 (3)
$1.00 per share             shares

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on February 12, 2002.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also registered hereunder.

(3) Pursuant to General Instruction E of Form S-8, in addition to the 500,000 shares of common stock that are being registered on this Form S-8 for issuance under The Bombay Company, Inc. Amended and Restated 2001 Non-Employee Directors' Equity Plan (the "Successor Plan"), the registrant is registering on this Form S-8 the shares of its common stock that were not issued under the registrant's 1991 Director Stock Option Plan (the "1991 Plan") and its 1993 Stock Deferral Plan for Non-Employee Directors (the "1993 Plan") (collectively, the "Carryover Shares"). The Carryover Shares were previously registered for sale on Registration Statements on Form S-8 (No. 333-96353 and 333-39059), and the registration fees in respect of the Carryover Shares were paid at the times of filing such registration statements. The Successor Plan provides that the Carryover Shares may be issued under the Successor Plan.

 As is evidenced by Post-Effective Amendment No. 1 to the Registration Statement for the 1991 Plan and Post-Effective Amendment No. 1 to the Registration Statement for the 1993 Plan (both of which are filed concurrently with this Registration Statement), the filing fees that have already been paid but that remain unused total $525.81 and $43.80, respectively. Thus, the registration fee of $166.00 for this Registration Statement is reduced by $569.61, for a net amount owed of $0.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item   2.    Registrant  Information  and  Employee  Plan  Annual
Information.*

_____________

*  Information required by Part I to be contained in the  Section
   10(a)  prospectus is omitted from this Registration  Statement in  accordance with Rule 428 under the Securities Act of  1933 and the Note to Part I of Form S-8.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the
Securities  and  Exchange  Commission  and  are  incorporated   by
reference in this Registration Statement:

(1) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (the "Annual Report");

(2)   all  other  reports  filed with the Commission  pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report;

(3) the description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-A filed May 17, 1993, including any amendment or report filed for the purpose of updating such description; and

(4)   the description of certain rights of certain holders of  the
Registrant's   Common   Stock  contained   in   the   Registrant's
Registration Statement on Form 8-A filed June 12, 1995.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to The Bombay Company, Inc., 550 Bailey Avenue, Suite 700, Fort Worth, Texas 76107,
Attention: Michael J. Veitenheimer, Vice President, Secretary and General Counsel (telephone: (817) 347-8200).

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

DELAWARE GENERAL CORPORATION LAW

    Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145(c) of the DGLC provides that to the extent that a present or former officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

    Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

    The Restated Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

BYLAWS

    The Bylaws of the Registrant provide that the Registrant will reimburse any director or officer of the Registrant, whether or not then in office (and his heirs and administrators), to the full extent permitted by Section 145 of the DGCL for all liability, including reasonable expenses incurred by or imposed upon him in connection with, or resulting from any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Registrant or any of its subsidiaries, or of any other corporation at the request of the Registrant. The Registrant also may make such reimbursement in the event of a settlement of any such action, suit or proceeding prior to final adjudication when such settlement appears to be in the interest of the Registrant. This right of reimbursement is not to be exclusive of other rights to which the director or officer may be entitled as a matter of law.

INDEMNITY AGREEMENTS

    The Registrant has entered into an indemnity agreement with each of its directors. The indemnity agreements provide certain protections to such persons against legal claims and related expenses. A form of the indemnity agreement is filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1986.

INSURANCE

    The Registrant intends to maintain liability insurance for the benefit of its directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

      The following documents are filed as exhibits to this Registration Statement:

     4.1  Restated Certificate of Incorporation. (1)

     4.2  Bylaws (Restated - Effective May 21, 1997). (2)

      4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc. (2)

           23.1  Consent of PricewaterhouseCoopers, LLP. (3)

            24.1 Power of Attorney (included on signature page of this Registration Statement).

            99.1 The Bombay Company, Inc. Amended and Restated 2001 Non-Employee Directors' Equity Plan. (3)

              (1) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended July 4, 1993. Such exhibit is incorporated herein by reference.

              (2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 333-39057, dated as of October 29, 1997, and incorporated herein by reference.

            (3)     Filed herewith.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

         (1)  To file, during any period in which offers or  sales
     are   being   made,  a  post-effective  amendment   to   this
     Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration
        Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the
     Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
     Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on February 13, 2002.

                                THE BOMBAY COMPANY, INC.


                                By:         /s/ CARMIE MEHRLANDER
                                   Carmie   Mehrlander,  Chairman
                                   of  the  Board, President  and
                                   Chief Executive Officer


                       POWER OF ATTORNEY

   Each  person whose signature appears below authorizes  Michael
J. Veitenheimer to execute in the name of such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 13, 2002.


           Signature          Capacity in Which      Date
                                   Signed


      /s/ CARMIE MEHRLANDER   Chairman of the       2/08/02
      Carmie Mehrlander       Board, President
                              and Chief
                              Executive
                              Officer)


      /s/ ELAINE D. CROWLEY   Vice President,       2/12/02
      Elaine D.Crowley        Chief Financial
                              Officer and
                              Treasurer
                              (Principal
                              Financial and
                              Accounting
                              Officer)



      /s/ BARBARA BASS        Director              2/07/02
      Barbara Bass



      /s/ JOHN H. COSTELLO    Director              2/07/02
      John H.Costello



      /s/ GLENN E. HEMMERLE   Director              2/07/02
      Glenn E. Hemmerle



                              Director
      James A. Marcum



     /s/ JULIE L. REINGANUM   Director              2/07/02
     Julie L. Reinganum




    /s/ BRUCE R. SMITH        Director              2/07/02
    Bruce R. Smith
Smith


        /s/ NIGEL TRAVIS      Director              2/07/02
        Nigel Travis




                        INDEX TO EXHIBITS

Exhibit Number              Exhibit

   4.1        Restated Certificate of Incorporation. (1)

   4.2        Bylaws (Restated - Effective May 21, 1997). (2)

   4.3        Form  of  certificate evidencing ownership  of  the
               Common Stock of The Bombay Company, Inc. (2)

   23.1  Consent of PricewaterhouseCoopers, LLP. (3)

   24.1 Power of Attorney (included on signature page of this Registration Statement).

   99.1  The  Bombay Company, Inc. Amended and Restated 2001 Non-
          Employee Directors' Equity Plan. (3)

         (1)  Previously filed as an exhibit to the  Registrant's
     Annual Report on Form 10-K for the year ended July 4,  1993.
     Such exhibit is incorporated herein by reference.

         (2)  Previously filed as an exhibit to the  Registrant's
     Registration Statement on Form S-8, File No. 333-39057, dated as of October 29, 1997, and incorporated herein by reference.

        (3) Filed herewith.